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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-69672, 33-37396, and 33-40280 of OEC Medical Systems, Inc. on Forms S-8 of our report dated January 22, 1998, appearing in and incorporated by reference in the Annual Report of Form 10-K of OEC Medical Systems, Inc., for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP


Salt Lake City, Utah
March 23, 1998